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                                                                    Exhibit 10.7

                                                                  EXECUTION COPY

                                         [***] TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED


                    JOINT DEVELOPMENT AND OPERATING AGREEMENT

                              ELAN CORPORATION, PLC

                                       AND

                        ELAN INTERNATIONAL SERVICES, LTD.

                                       AND

                            DOV PHARMACEUTICAL, INC.

                                       AND

                                 DOV NEWCO, LTD.

                                       AND

                                 NASCIME LIMITED


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                                TABLE OF CONTENTS

CLAUSE                                                                      PAGE

1.    Definitions.............................................................4

2.    The Business of the Company and Nascime................................10

3.    Memorandum and Articles of Association.................................11

4.    Representation and Warranties..........................................11

5.    Completion.............................................................16

6.    Subscriptions and Additional Financing.................................18

7.    Directors..............................................................23

8.    Direction of Research and Development..................................24

9.    The Business Plan and Reviews..........................................27

10.   Property Ownership Rights..............................................27

11.   Patent Rights..........................................................29

12.   Exploitation of Products...............................................33

12.A Regulatory Approvals....................................................34

13.   Non-Competition........................................................35

14.   Technical Services and Assistance......................................36

15.   Manufacturing and Supply Arrangements..................................37

16.   Auditors; Bankers; Registered Office; Accounting
      Reference Date; Secretary; Counsel.....................................38

17.   Share Rights and Directors.............................................39

18.   Matters Requiring Participants' Approval...............................39

19.   Transfer of or Charging of Shares......................................42

20.   Disputes...............................................................43

21.   Termination............................................................44

22.   Confidentiality........................................................47

23.   Participant's Consent..................................................49

24.   Participant's Bound....................................................50

25.   Costs..................................................................50

26.   Costs..................................................................50


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THIS AGREEMENT made this 21st day of January 1999

AMONG:

(1) ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland, and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland ("ELAN").

(2) ELAN INTERNATIONAL SERVICES, LTD., a private limited company incorporated under the laws of Bermuda and having its registered office at Flatts, Smiths Parish, Bermuda, FL 04 ("EIS").

(3) DOV PHARMACEUTICAL, INC., a corporation duly incorporated and validly existing under the laws of New Jersey and having its principal place of business One Parker Plaza, Fort Lee, New Jersey 07024, United States of America ("DOV").

(4) DOV NEWCO, LTD., an exempted limited company incorporated under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton, Bermuda ("THE COMPANY").

(5) NASCIME LIMITED, a private limited company incorporated under the laws of Ireland and having its registered office at 30 Herbert Street, Dublin 2 ("NASCIME").

RECITALS:

A. The Company is an exempted limited company incorporated in Bermuda on the 19th day of January, 1999 under the Companies Acts of Bermuda which has been incorporated for the special and limited purpose of holding of the issued shares of Nascime.

B. Nascime is a private company incorporated on the 3rd day of December, 1998 under the Companies Acts of Ireland.

C. Elan is beneficially entitled to the use of certain patents that have been granted or are pending in relation to drug specific dosage forms for pharmaceutical products and Elan has developed various drug delivery technologies and/or pharmaceutical products derived therefrom, having improved pharmaceutical, biopharmaceutical or other characteristics.


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D.    DOV is beneficially entitled to the use of the Compounds.

E. Elan and DOV have agreed to co-operate in the establishment and management of a business for the research, development and commercialisation of the Products and otherwise in the Field, based on their respective technologies, for human use and whether for prescription or non-prescription use.

F. Elan and DOV have agreed to enter into this Agreement for the purpose of recording the terms and conditions of the joint venture and of regulating their relationship with each other and certain aspects of the affairs of and their dealings with the Company.

NOW IT IS HEREBY AGREED AS FOLLOWS:

                                    CLAUSE 1

                                   DEFINITIONS

1.1 In this Agreement, the following terms shall, where not inconsistent with the context, have the following meanings respectively.

            ""A" SHARES" shall mean the class "A" voting common shares in the capital of the Company having the rights attaching thereto, as described in Clause 17.

            "ACY" shall mean American Cyanamid Company.

            "ACY AGREEMENT" shall mean that certain agreement between DOV and ACY dated 29th May 1998, pursuant to which DOV licensed rights to the Compounds for the Territory.

            "AFFILIATE" of any Person (in the case of a legal entity) shall mean any other Person controlling, controlled or under the common control of such first Person as the case may be. For the purposes of this definition, "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors or capital interests representing at least 50% of the equity thereof and "controlling" and "controlled" shall be construed accordingly.

            "AGREEMENT" shall mean this agreement (which expression shall be deemed to include the Recitals and the Schedules hereto).

            ""B" NON VOTING SHARES" shall mean the class "B" non-voting common shares in the capital of the Company having the rights attaching thereto, as described in Clause 17.


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            "BUSINESS" shall mean the business of Nascime as described in Clause
            2 and as more particularly specified in the Business Plan and such other business as the Parties may agree from time to time in writing should be carried on by Nascime.

            "BUSINESS PLAN" shall mean the plans to be prepared and approved by the Nascime Directors pursuant to Clause 9, in conjunction with the Research and Development Programmes or the other business of Nascime, for the conduct of the Business of Nascime for each Financial Year for the duration of this Agreement, which shall include, in particular, details of the planned research and development expenses to be incurred in that Financial Year, which of the Participants shall be responsible for the relevant research and development expenditure, and how such expenses shall be funded and, among other things, to the extent practicable, the research and development objectives, desired Product specifications, clinical indications, preliminary clinical trial designs (Phase I/II), development timelines, budgeted costs and the relative responsibilities of DOV and Elan as they relate to the implementation of the Research and Development Plan.

            "COMPANY DIRECTORS" shall mean, at any time, the directors of the Company.

            "COMPANY MEMORANDUM OF ASSOCIATION AND BYE-LAWS" shall mean the Memorandum of Association and Bye-Laws to be adopted by the Company on Completion, as amended from time to time.

            "COMPLETION" shall mean the performance by the Parties hereto of their respective obligations under Clause 5.

            "COMPOUNDS" shall mean the DOV compounds DOV 220,075 and DOV 273,547, the rights to which were licensed by DOV pursuant to the ACY Agreement.

            "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Clause 22.2. and Clause 22.6.

            "CONTROLLED RELEASE" shall mean the modification of the release profile of an orally administered drug to provide a delayed, extended, sustained, programmed and/or pulsatile release profile and/or prolongation and/or modification of a therapeutic effect.

            "DOV COMPANY DIRECTORS" shall mean the directors of the Company who are the designees of DOV.

            "DOV IMPROVEMENTS" shall have the meaning assigned to it in the DOV License Agreement.


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            "DOV INTELLECTUAL PROPERTY" shall have the meaning assigned to it in the DOV License Agreement.

            "DOV KNOW-HOW" shall have the meaning assigned to it in the DOV License Agreement.

            "DOV LICENSE AGREEMENT" shall have the meaning set forth in Clause 5.4.7.

            "DOV PATENT RIGHTS" shall have the meaning assigned to it in the DOV License Agreement.

            "EFFECTIVE DATE" shall mean the date of this Agreement.

            "EIS COMPANY DIRECTORS" shall mean the directors of the Company who are the designees of DOV.

            "ELAN IMPROVEMENTS" shall have the meaning assigned to it in the Elan License Agreement.

            "ELAN INTELLECTUAL PROPERTY" shall have the meaning assigned to it in the Elan License Agreement.

            "ELAN KNOW-HOW" shall have the meaning assigned to it in the Elan License Agreement.

            "ELAN LICENSE AGREEMENT" shall have the meaning set forth in Clause 5.4.6.

            "ELAN PATENT RIGHTS" shall have the meaning assigned to it in the Elan License Agreement.

            "ENCUMBRANCE" shall mean any lien, charge, pledge, encumbrance or other restriction.

            "EXCHANGE RIGHT" shall have the meaning assigned to it in the Securities Purchase Agreement.

            "EXPERT" shall have the meaning assigned to it in Clause 20.3.

            "FDA" shall mean the United States Food and Drug Administration or any successors or agency, the approval of which is necessary to market a product in the United States of America.


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            "FINANCIAL YEAR" means each year commencing on 1 January (or in the case of the first Financial Year, the Effective Date) and expiring on 31 December of each year.

            "FIELD" shall mean the research, development and commercialization of oral Controlled Release formulations of the Products.

            "IND" shall mean an investigational new drug application filed with the FDA or an ORA.

            "LICENSE AGREEMENTS" means the Elan License Agreement and the DOV License Agreement.

            "MANAGEMENT COMMITTEE" shall have the meaning set forth in Clause
            8.2.

            "NASCIME DIRECTORS" shall mean the directors of Nascime from time to time.

            "NASCIME INTELLECTUAL PROPERTY" shall have the meaning set forth in Clause 10.3.

            "NASCIME MEMORANDUM AND ARTICLES OF ASSOCIATION" shall mean the Memorandum and Articles of Association to be adopted by Nascime on Completion, as amended from time to time.

            "NASCIME PATENT RIGHTS" shall mean any and all patents now existing, currently pending or hereafter filed or obtained relating to the Nascime Intellectual Property, and any foreign counterparts thereof and all divisionals, continuations, continuations-in-part, patents of continuation, any foreign counterparts thereof and all divisionals, continuations, continuations-in-part, patents of addition and substitutions of, and all patents issuing on, any of the foregoing, together with all registrations, reissues, re-examinations or extensions of any kind with respect to any of such patents.

            "NDA" shall mean, collectively, any New Drug Application, pre-marketing approval, 510(k) approval or other regulatory approval application, in relation to a Product filed by any Party with the FDA or ORA.

            "OPTION PERIOD" shall have the meaning set forth in Clause 12.3.

            "ORA" shall mean any regulatory authority outside the United States of America, the approval of which is necessary to market a Product;

            "PARTICIPANT" shall mean DOV or EIS, as the case may be, and "PARTICIPANTS" means each of the Participants together.

            "PARTY" shall mean Elan, EIS, DOV, Nascime or the Company, as the case may be,


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            and "PARTIES" shall mean all five together.

            "PERSON" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity or authority or other entity of whatever nature.

            "PRESIDING JUSTICE" shall have the meaning set forth in Clause 20.3.

            "PRODUCTS" shall mean the Controlled Release formulations using the Elan Intellectual Property and incorporating the Compounds.

            "PROPOSING PARTICIPANT" shall have the meaning set forth in Clause 21.1.1

            "PROPOSING PARTICIPANT PRICE" shall have the meaning set forth in Clause 21.1.3.

            "PURCHASE PRICE" shall have the meaning set forth in Clause 21.1.3.

            "R&D COMMITTEE" shall have the meaning set forth in Clause 8.3.

            "RECIPIENT PARTICIPANT" shall have the meaning set forth in Clause 21.1.1.

            "RECIPIENT PARTICIPANT PRICE" shall have the meaning set forth in Clause 21.1.3.

            "RELEVANT EVENT" shall have the meaning set forth in Clause 21.1.

            "RESEARCH AND DEVELOPMENT PLAN" shall mean the program of work, including a budget for the remaining portion of the first year and a projected budget for the remaining 18 months, agreed by the Management Committee attached as part of the Business Plan that relates to the formulation, biopharmaceutical and Phase II clinical development of the Products and such further research and development work as may be agreed by the Management Committee from time to time.

            "RESEARCH AND DEVELOPMENT PROGRAMME" shall mean, depending on the context, one or more programmes of research and development work being conducted or to be conducted by, INTER ALIA, DOV and Elan for and on behalf of Nascime which have been devised by the R&D Committee and approved by the Management Committee.

            "SECURITIES PURCHASE AGREEMENT" shall mean the agreement of even date entered into between EIS and DOV.

            "SHARES" shall mean the "A" Shares and the "B" Non-Voting Shares.


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            "SPECIFICATIONS" shall mean the specifications for each of the
            Products as approved by the FDA, as well as such other specifications which may be agreed upon by the Parties in writing or by the R&D Committee.

            "SUBSIDIARY" shall mean any company that is a subsidiary of the Company within the meaning of the Companies Acts of Bermuda, including Nascime.

            "TECHNOLOGIES" shall mean, collectively, the Elan Intellectual Property, the DOV Intellectual Property and the Nascime Intellectual Property.

            "TERRITORY" means all of the countries of the world.

            "UNITED STATES DOLLAR" and "US$" shall mean the lawful currency for the time being of the United States of America.

1.2 Words importing the singular shall include the plural and vice versa, the masculine includes the feminine and vice versa and the neuter includes the masculine and the feminine.

1.3. Unless the context otherwise requires, reference to a recital, article, paragraph, provision, clause or schedule is to a recital, article, paragraph, provision, clause or schedule of or to this Agreement.

1.4. Reference to a statute or statutory provision includes a reference to it as from time to time amended, extended or re-enacted.

1.5. The headings in this Agreement are inserted for convenience only and do not affect its construction.

1.6. Unless the context or subject otherwise requires, references to words in one gender include references to the other genders.


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                                    CLAUSE 2

                     THE BUSINESS OF THE COMPANY AND NASCIME

2.1 The primary object of Nascime is to carry on the business of the development, testing, exploitation, registration, manufacture, commercial realisation and licensing of Products in the Field in the Territory and to achieve the objectives set out in this Agreement. The purpose of forming the Company and Nascime is to enable Elan and DOV to develop, exploit and commercialize the Products throughout the Territory. The focus of the collaborative venture will be to develop the Products using the Elan Intellectual Property to agreed upon specifications and timelines. Nascime shall be responsible for determining the subsequent commercialization strategy to allow the Products to be marketed in the Territory.

2.2. Should one or both of the Compounds fail to meet agreed specifications, the Parties shall review in good faith the possibility of in-licensing another compound(s) from the DOV portfolio of compounds, or in-licensing or acquiring the rights from one or more third parties to such compound or compounds. Alternatively, should one or both of the Products fail to meet agreed specifications, the Parties shall review in good faith alternative technology approaches within the Elan Intellectual Property. In either case, the Parties shall negotiate in good faith such amendments as are required to this Agreement, such as amending the provisions regulating non-competition.

2.3. Each Participant shall use all reasonable and proper means at its disposal and within its power to maintain, extend and improve the Business of Nascime and the Company, within the limits of this Agreement, and to further the reputation and interests of Nascime and the Company.

2.4. The central management and control of the Company shall be exercised in Bermuda and shall be vested in the Directors and such Persons as they may delegate the exercise of their powers in accordance with the Company Memorandum of Association and Bye-Laws. The Participants shall use their best endeavours to ensure that to the extent required pursuant to the laws of Bermuda or to ensure the sole residence of the Company in Bermuda all meetings of the Directors are held in Bermuda or other jurisdictions outside the United States and generally to ensure that the Company is treated as resident for taxation purposes in Bermuda.

2.5. The central management and control of Nascime shall be exercised in Ireland and shall be vested in the Nascime Directors and such Persons as they may delegate the exercise of their powers in accordance with the Nascime Memorandum and Articles of Association. The Participants shall use their best endeavours to ensure:

            2.5.1. that all meetings of the Nascime Directors are held in Ireland and generally to ensure that Nascime is treated as solely resident for taxation purposes in


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                        Ireland; and

            2.5.2. that the activities of Nascime are carried out in such manner as is necessary to avail of any applicable exemptions from taxation in Ireland or other relevant jurisdictions in which the Business is conducted.

                                    CLAUSE 3

                 COMPANY MEMORANDUM OF ASSOCIATION AND BYE-LAWS
               AND NASCIME MEMORANDUM AND ARTICLES OF ASSOCIATION

3.1 In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Company Memorandum of Association and Bye-Laws, the terms of this Agreement shall prevail.

3.2 In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Nascime Memorandum and Articles of Association, the terms of this Agreement shall prevail.

                                    CLAUSE 4

                         REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY: the Company hereby represents and warrants to each of EIS and DOV as follows, as of the date hereof:

            4.1.1 ORGANIZATION: the Company is a corporation duly organized, validly existing and in good standing under the laws of Bermuda, and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted, to execute this Agreement, which has been duly authorized and is enforceable against the Company in accordance with its terms, and to carry out the transactions contemplated hereby.

            4.1.2 CAPITALIZATION: The sole authorized shares of the Company as of the date hereof are as set forth in
                        SCHEDULE 1.

                        Prior to the Effective Date, no shares of the Company have been issued.

            4.1.3 AUTHORIZATION: The execution, delivery and performance by the Company of this Agreement, including the issuance of the Shares, have been duly


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                        authorized by all requisite corporate actions; this
                        Agreement has been duly executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by U.S. Federal or state securities laws or similar applicable laws in other relevant jurisdictions, or principles of public policy, the Shares, when issued as contemplated hereby, will be validly issued and outstanding, fully paid and non-assessable and not subject to preemptive or any other similar rights of the Participants or others.

            4.1.4 NO CONFLICTS: The execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Shares, and compliance with the provisions hereof by the Company, will not (i) violate any provision of applicable law, statute, rule or regulation applicable to the Company or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance upon any of the properties or assets of the Company under its charter or organizational documents or any material contract to which the Company is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on the Company.

            4.1.5 APPROVALS: No permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement by the Company. the Company has full authority to conduct its business as contemplated in the Business Plan.

            4.1.6 DISCLOSURE: This Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein and therein not misleading. The Company is not aware of any material contingency, event or circumstance relating to its business or prospects, which could have a material adverse effect thereon, in order for the disclosure herein relating to the Company not to be misleading in any material respect.

            4.1.7 NO BUSINESS; NO LIABILITIES: The Company has not conducted any business or incurred any liabilities or obligations prior to the date hereof, except solely in


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                        connection with its organization and formation and the
                        entering into of the Definitive Documents.

4.2 REPRESENTATIONS AND WARRANTIES OF NASCIME: Nascime hereby represents and warrants to each of EIS and DOV as follows, as of the date hereof:

            4.2.1 ORGANIZATION: Nascime is a corporation duly incorporated and validly existing under the laws of Ireland, and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted, to execute this Agreement, which has been duly authorized and is enforceable against Nascime in accordance with its terms, and to carry out the transactions contemplated hereby.

            4.2.2 CAPITALIZATION: The sole authorized shares of Nascime as of the Effective Date is IR(pound)100,000 divided into 100,000 ordinary shares of IR(pound)1 each. Prior to the Completion on the Effective Date, the only shares of Nascime issued are two ordinary shares of IR(pound)1 each.

            4.2.3 AUTHORIZATION: The execution, delivery and performance by Nascime of this Agreement, including the issuance of the shares to the Company, have been duly authorized by all requisite corporate actions; this Agreement has been duly executed and delivered by Nascime and is the valid and binding obligation of Nascime, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by U.S. Federal or state securities laws or similar applicable laws in other relevant jurisdictions, or principles of public policy, the shares of Nascime, when issued as contemplated hereby, will be validly issued and outstanding, fully paid and non-assessable and not subject to preemptive or any other similar rights of the shareholders of Nascime or others.

            4.2.4 NO CONFLICTS: The execution, delivery and performance by Nascime of this Agreement, the issuance, sale and delivery of the Shares, and compliance with the provisions hereof by Nascime, will not (i) violate any provision of applicable law, statute, rule or regulation applicable to Nascime or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Nascime or any of its properties or assets or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or


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                        acceleration) under, or result in the creation of, any
                        Encumbrance upon any of the properties or assets of Nascime under its charter or organizational documents or any material contract to which Nascime is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on Nascime.

            4.2.5 APPROVALS: No permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement by Nascime. Nascime has full authority to conduct its business as contemplated in the Business Plan.

            4.2.6 DISCLOSURE: This Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein and therein not misleading. Nascime is not aware of any material contingency, event or circumstance relating to its business or prospects, which could have a material adverse effect thereon, in order for the disclosure herein relating to Nascime not to be misleading in any material respect.

            4.2.7 NO BUSINESS; NO LIABILITIES: Nascime has not conducted any business or incurred any liabilities or obligations prior to the date hereof, except solely in connection with its organization and formation and the entering into of the Definitive Documents.

4.3. REPRESENTATIONS AND WARRANTIES OF THE PARTICIPANTS: Each of EIS and DOV hereby severally represents and warrants to the Company as follows:

            4.3.1 ORGANIZATION. Such Participant is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has all the requisite corporate power and authority to own and lease its respective properties, to carry on its respective business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby.

            4.3.2 AUTHORITY: Such Participant has full legal right, power and authority to enter into this Agreement and to perform its obligations hereunder, which have been duly authorized and by all requisite corporate action. This Agreement is the valid and binding obligation of such Participant, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by U.S. Federal or state securities laws or principles of public


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                        policy.

            4.3.3 NO CONFLICTS: The execution, delivery and performance by such Participant of this Agreement, purchase of the Shares, and compliance with the provisions hereof by such Participant will not (i) violate any provision of applicable law, statute, rule or regulation applicable to such Participant or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to such Participant or any of its properties or assets or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under the charter or organizational documents of such Participant or any material contract to which such Participant is a party, or result in the creation of, any Encumbrance upon any of the properties or assets of such Participant, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on such Participant.

            4.3.4 APPROVALS:. No permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement by such Participant.

            4.3.5 INVESTMENT REPRESENTATIONS: Such Participant is capable of evaluating the merits and risks of their respective investment in the Company. Such Participant has not been formed solely for the purpose of making this investment and such Participant is acquiring the Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. Such Participant understands that the Shares have not been registered under the Securities Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Participants' representations as expressed herein. Such Participant understands that no public market now exists for any of the Shares and that there is no assurance that a public market will ever exist for the Shares.

                                    CLAUSE 5

                                   COMPLETION

5.1 Completion shall take place on the Effective Date at the offices of Brock Silverstein McAuliffe LLC at 153 East 53rd Street, New York, New York 10022 immediately after the execution of this Agreement on 21st January 1999 and such other places, if any, as the Parties may agree.

THE COMPANY

5.2 On Completion, each of the Participants shall take or (to the extent within its powers) cause to be taken the following steps at directors and shareholder meetings of the Company, or such other meetings or locations, as appropriate:

            5.2.1. the adoption by the Company of the Company Memorandum of Association and Bye-Laws;

            5.2.2. the appointment of Bernard Beer, Kevin Insley and Arnold Lippa as Directors of the Company;

            5.2.3. the resignation of all directors and the secretary of the Company holding office prior to the execution of this Agreement and delivery of written confirmation under seal by each Person so resigning that he has no claim or right of action against the Company and that the Company is not in any way obligated or indebted to him;

            5.2.4. DOV and EIS shall each subscribe for the number of Shares set forth in SCHEDULE A and shall pay to the Company, by wire transfer of immediately available funds (to a bank account established by the Company in connection with Completion) the subscription amounts each as provided in SCHEDULE A. In addition, each of the Participants shall have an interest in any additional capital in the Company, whether in the form of gift, additional paid in capital or other capital in excess of the amount subscribed for the "A" Shares and the "B" Non-Voting Shares, respectively; such interests to be PRO RATA between the Participants, based on their respective interests in the aggregate issued and outstanding Shares, counting the "A" Shares and the "B" Non-Voting Shares equally for all purposes relating thereto ; and

            5.2.5.      the transfer to the Company of the share register,

5.3. EXEMPTION FROM REGISTRATION. The Shares will be issued under an exemption or exemptions from registration under the Securities Act of 1933, as amended;

            accordingly, the certificates evidencing the Shares shall, upon issuance, contain the following legend:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION OR
            (II) TO THE EXTENT APPLICABLE, RULE 144 (OR SIMILAR PROVISION) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION, RELATING TO THE DISPOSITION OF SECURITIES) TOGETHER WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.

NASCIME

5.4. On Completion, each of the Participants shall take or (to the extent within its powers) cause to be taken the following steps at directors and shareholder meetings of Nascime, or such other meetings or locations, as appropriate:

            5.4.1. the adoption by Nascime of the Nascime Memorandum and Articles of Association;

            5.4.2. the appointment of Bernard Beer, Robert Heron, Arnold Lippa, Liam Quirke and Colin Sainsbury as Directors of Nascime;

            5.4.3. the resignation of all directors and the secretary of Nascime holding office prior to the execution of this Agreement and delivery of written confirmation under seal by each Person so resigning that he has no claim or right of action against Nascime and that Nascime is not in any way obligated or indebted to him;

            5.4.4.      the transfer to Nascime of the share register;

            5.4.5. the transfer to the Company of the full legal and beneficial interest of the shares registered in the name of Matsack Trust limited and Matsack Nominees Limited;

            5.4.6. the execution by Elan and Nascime of the Elan License Agreement pursuant to which Elan shall, INTER ALIA, grant Nascime certain license rights and shall, INTER ALIA, agree to provide research and development services for and on behalf of Nascime, in the form annexed as SCHEDULE B (the "Elan License Agreement"); and

            5.4.7. the execution by DOV and Nascime of the DOV License Agreement, pursuant to which DOV shall, INTER ALIA, grant Nascime certain license rights and shall, INTER ALIA, agree to provide research and development services for and on behalf of Nascime, in the form annexed as SCHEDULE C (the "DOV License Agreement"); and

5.5. Elan and DOV shall use reasonable efforts to file any documents that require filing with the Registrar of Companies in Bermuda or in Ireland within the prescribed time limits.

5.6. In the event that EIS exercises the Exchange Right, the Company shall, immediately upon such exercise, take all necessary steps to ensure that EIS is duly and validly issued and has full legal right, title and interest in and to the "B" Non-Voting Shares covered thereby. The Parties acknowledge that such shares have been pledged to EIS pursuant to the Securities Purchase Agreement and that EIS has physical possession of such shares; upon such exercise, EIS shall be entitled to keep and retain such shares, which shall be owned by EIS as provided above. In connection with the foregoing, the Company and the Participants shall take all necessary or appropriate steps to ensure such ownership by EIS.

                                    CLAUSE 6

                              ADDITIONAL FINANCING

6.1. It is estimated that Nascime will require up to [***] within the first [***] after the Effective Date, to enable Nascime to commence development of the Products based upon the DOV Intellectual Property, the Elan Intellectual Property and/or the Nascime Intellectual Property. For the avoidance of doubt, the Parties confirm that this sum is in addition to the sums payable by Nascime to Elan pursuant to Clause 6.1.1. of the Elan License Agreement and by Nascime to DOV pursuant to Clause 6.1.1. of the DOV License Agreement.

6.2.1. Of the sum of up to [***] referred to in Clause 6.1, (i) [***] shall be provided by DOV within [***] of the Effective Date by way of additional capital in the Company,


------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

            whether in the form of gift, additional paid in capital or other capital, or such other means as may be agreed by the Participants, (in the event all or part of such sum is made by way of paid in capital in the Shares of the Company, such capital shall be issued at the same price per Share as the Shares subscribed for by EIS and DOV pursuant to Clause 5.2.4.) from the proceeds to DOV of EIS's purchase of US$3 million of Common Stock (as such term is defined in the Securities Purchase Agreement) pursuant to Section 1 of the Securities Purchase Agreement, and (ii) [***] shall be provided by EIS within [***] of the Effective Date by way of additional capital in the Company, whether in the form of gift, additional paid in capital or other capital, or such other means as may be agreed by the Participants. Funding shall be contributed on the following terms:

            (1) in minimum increments of [***] (except in the event that an amount less than [***] remains available for funding, in which case such lesser amount may be funded);

            (2)   no more frequently than [***] times per calendar year; and

            (3) in accordance with the Business Plan and the Research and Development Plan.

6.2.2. Of the sum of up to [***] referred to in Clause 6.1, the remaining sum of up to [***] of such funds shall be provided by DOV and EIS [***] by way of additional capital in the Company, whether in the form of gift, additional paid in capital or other capital, or such other means as may be agreed by the Participants, (in the event all or part of such sum is made by way of paid in capital in the Shares of the Company, such capital shall be issued at the same price per Share as the Shares subscribed for by EIS and DOV pursuant to Clause 5.2.4.) in such amounts and at such times as shall be necessary for development of the Products, as shall be reasonably determined in good faith by the decision of the Company Directors, including the EIS Company Director (or after the exercise of the Exchange Right by at least one of the EIS Company Directors) and at least one of the DOV Company Directors that such subsequent funding is required for the development of the Products in accordance with the Business Plan or as otherwise approved by the Nascime Directors. Funding shall be contributed on the following terms:

            (1) in minimum increments of [***] (except in the event that an amount less than [***] remains available for funding, in which case such lesser amount may be funded);

            (2)   no more frequently than [***] times per calendar year; and

            (3) in accordance with the Business Plan and the Research and Development Plan.

6.2.3. In the event that the Participants agree to provide funding to the Company in addition


------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

            to the funding referred to in Clause 6.2.1. and Clause 6.2.2, as shall be necessary for development of the Products, as shall be reasonably determined in good faith by the decision of the Company Directors, including the EIS Company Director (or after the exercise of the Exchange Right by at least one of the EIS Company Directors) and at least one of the DOV Company Directors, that such subsequent funding is required for the development of the Products in accordance with the Business Plan or as otherwise approved by the Company Directors, any such additional funding shall be contributed by EIS and DOV [***] by way of additional capital in the Company, whether in the form of gift, additional paid in capital or other capital, or such other means as may be agreed by the Participants, on the following terms:

            (1)   in minimum increments of [***] ;

            (2)   no more frequently than [***] times per calendar year; and

            (3) in accordance with the Business Plan and the Research and Development Plan.

6.2.4. In the case of the sums paid pursuant to Clauses 6.2.1 to 6.2.3. inclusive, the Participants shall agree in good faith on the manner by which additional capital is made so as to maintain their respective interests on a PRO RATA basis, subject to the provisions of Clause 6.4. In the event all or part of such sum is made by way of paid up capital in the Shares of the Company, such Shares shall be issued at the same price per Share as the Shares subscribed for by EIS and DOV pursuant to Clause 5.2. PRO RATA to their ownership of Shares in the Company.

6.2.5. The Company shall, immediately, upon receipt thereof, advance by way of an interest free loan, subscription or gift by way of a capital contribution, or such other means as may be agreed, as determined by the Company Directors, to Nascime any and all amounts funded by the Company by any of the Participants, and the Company and Nascime each covenant and agree that such funds shall be applied by Nascime solely as provided in the Business Plan.

6.3. The Company shall not, without the consent of each of the Participants, (x) incur any indebtedness, liabilities or other obligations, or issue any securities or other equity interests, or
            (y) conduct any business other than its ownership of the shares and funding of Nascime, as contemplated herein.

6.4. In the event that one Participant determines not to fund or not to fund fully any amounts required (as approved by the EIS Company Director(s) and the DOV Company Directors pursuant to Clause 6.2.2. or Clause 6.2.3) to develop and commercialize the Products (as opposed to one Product, which is dealt with in Clause 6.5. and Clause 6.6.), in accordance with such Participant's equity ownership in the Company, and the other Participant clearly demonstrates its willingness and ability to fund its share of such funding, then the defaulting Participant shall have 30 days to re-


------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

            consider its decision not to provide additional funding. If the defaulting Participant confirms its decision not to provide additional funding or fails to confirm that it will provide such additional funding within such time period, the non-defaulting Participant shall acquire additional Shares in the Company based upon the amounts funded by the non-defaulting Participant, as follows:

            (x) the price per unit for such additional Shares shall be the same as the price per share at the Effective Date;

            (y) such Participant shall acquire [***] units of "A" Shares or "B" Non-Voting Shares, as the case may be, (rather than one) for each unit that it would otherwise be entitled to acquire without giving effect to this clause (y); and

            (z) in determining the number of Shares to be issued to the non-defaulting Participant, the Participants shall agree in good faith on the manner by which the additional funding is to be made by the non-defaulting Participant, so that subject to the additional funding, the Participants maintain their respective interests on a PRO RATA basis, having regard to the proportion that the additional financing bears to the amounts previously advanced by the Participants to the Company by way of paid in capital or other capital, or such other means as may have been agreed by the Participants , and the proportion that the Shares bear to the amounts previously advanced by the Participants to the Company other than by way of Shares.

            A non-defaulting Participant shall be a Participant that provides its required portion of any such funding and a defaulting Participant shall be a Participant that fails to fund its portion of any such funding.

6.5. If the Management Committee declines to develop or commercially exploit a Product and all the Projects for the applicable Compound are terminated by agreement of the Parties, DOV may develop and commercially exploit formulation(s) of such Compound and in connection therewith may exploit the DOV Intellectual Property and the Nascime Intellectual Property, subject to the Parties negotiating a license agreement in good faith pursuant to which Nascime will grant DOV a license to the relevant portion of the Nascime Intellectual Property. The financial terms of the said license agreement shall have regard, inter alia, to:

            6.5.1. the amount of monies expended by Nascime in developing the Nascime Intellectual Property and the DOV Intellectual Property;

            6.5.2. the materiality of the contribution of (i) the Nascime Intellectual Property and the (ii) DOV Intellectual Property generated at the cost of Nascime by comparison to the further research and development work to be conducted by or on behalf of DOV or an affiliate; and


------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

            6.5.3. the financial return likely to be earned by DOV from the proposed exploitation of the foregoing product(s).

6.6. If the Management Committee declines to develop or commercially exploit a Product and all the Projects for the applicable Compound are terminated by agreement of the Parties, Elan may develop and commercially exploit formulation(s) of such Compound and in connection therewith may exploit the Elan Intellectual Property and the Nascime Intellectual Property, subject to the Parties negotiating a license agreement in good faith pursuant to which Nascime will grant Elan a license to the relevant portion of the Nascime Intellectual Property. The financial terms of the said license agreement shall have regard, inter alia, to:

            6.6.1. the amount of monies expended by Nascime in developing the Nascime Intellectual Property and the Elan Intellectual Property;

            6.6.2. the materiality of the contribution of (i) the Nascime Intellectual Property and the (ii) Elan Intellectual Property generated at the cost of Nascime by comparison to the further research and development work to be conducted by or on behalf of Elan; and

            6.6.3. the financial return likely to be earned by Elan from the proposed exploitation of the foregoing product(s).

6.7. If each of the Participants consent, Nascime can borrow or secure funding from financial institutions and other similar sources on the most favourable terms reasonably obtainable as to interest, repayment and security.

6.8. The unconditional donations or gifts of cash to the Company as contributed surplus by both EIS and DOV as detailed herein are made to the Company pursuant to an undertaking and agreement reached between EIS and DOV solely and, accordingly, the Company has no legal right and hereby acknowledges that it has no legal right to make demand for or otherwise seek to enforce the contribution to surplus undertakings by EIS and DOV respectively as set forth herein. Provided however, that EIS and DOV shall at all times as between each other have the right to enforce each other's respective obligation to contribute to the capital of the Company as provided herein.

                                    CLAUSE 7

                                    DIRECTORS

THE COMPANY

7.1. DOV shall have the right to nominate two Company and EIS shall have the right to nominate one Company Director. DOV may appoint one of the Company Directors to serve as the chairman of the Company as and from the Effective Date. The chairman of the Company shall hold office until the first meeting of the Directors after the exercise by EIS of the Exchange Right. In the event that the Exchange Right is exercised at any time by EIS each of DOV, EIS, or EIS's designee, shall cause the board of directors of the Company to be reconfigured so that an equal number of Directors are designated by EIS and DOV. Thereafter, each of EIS and DOV, beginning with EIS, shall have the right, exercisable alternatively, of nominating one of the Company Directors to be chairman of the Company for a term of one year. If the chairman of the Company is unable to attend any meeting of the Company Directors, the Company Directors of the same designation shall be entitled to appoint another Company Director to act as chairman in his place at the meeting.

7.2. In the case of an equality of votes at a meeting of the meeting of the Company Directors, the chairman of Nascime shall not be entitled to a second or casting vote.

7.3. If either EIS or DOV removes a Company Director, EIS or DOV as the case may be shall be responsible for and shall indemnify the other Participant and the Company against any claim by such Company Director arising from such removal.

7.4. The Company Directors shall meet not less than two times in each Financial Year and all Company Directors' meetings shall be held in Bermuda to the extent required pursuant to the laws of Bermuda or to ensure the sole residence of the Company in Bermuda.. The quorum for each such meeting shall be two Company Directors being at least one EIS and at least one DOV Director. In the event of any meeting being inquorate the meeting shall be adjourned for a period of seven days. A notice shall be sent to the EIS Directors and the DOV Directors specifying the date and time and place where such adjourned meeting is to be held and reconvened. At such adjourned meeting, the Company Directors present shall constitute the quorum required; provided always that such quorum shall include at least one EIS Director and one DOV Director.

NASCIME

7.5. DOV shall have the right to nominate four Nascime Directors and EIS shall have the right to nominate one Nascime Director. DOV may appoint one of the Nascime Directors to be the chairman of Nascime as and from the Effective Date. The chairman of Nascime shall hold office until the first meeting of the Nascime Directors after the exercise by EIS of the Exchange Right. In the event that the Exchange Right is exercised at any time by EIS each of DOV, EIS, or EIS's designee, shall cause the board of directors of Nascime to be reconfigured so that an equal number of Nascime Directors are designated by EIS and DOV. Thereafter, each of EIS and DOV, beginning with EIS, shall have the right, exercisable alternatively, of nominating one of the Nascime Directors to be chairman of Nascime for a term of one year. If the chairman of Nascime is unable to attend any meeting of the Nascime Directors, the Nascime Directors of the same designation shall be entitled to appoint another

            Nascime Director to act as chairman of Nascime in his place at the meeting.

7.6. In the case of an equality of votes at a meeting of the board of directors of Nascime, the chairman of Nascime shall not be entitled to a second or casting vote.

7.9. If either EIS or DOV removes a Nascime Director, EIS or DOV as the case may be shall be responsible for and shall indemnify the other Participant and Nascime against any claim by such Company Director arising from such removal.

7.10. The Nascime Directors shall meet not less than three times in each Financial Year and all Nascime Directors' meetings shall be held in Ireland. The quorum for each such meeting shall be three Nascime Directors being at least one Nascime Director nominated by EIS and at least one Nascime Director nominated by DOV, at least two of whom shall be resident in Ireland. In the event of any meeting being inquorate the meeting shall be adjourned for a period of seven days. A notice shall be sent to each of the Nascime Directors specifying the date and time and place where such adjourned meeting is to be held and reconvened. At such adjourned meeting, the Nascime Directors present shall constitute the quorum required; provided always that such quorum shall include at least one Nascime Director nominated by EIS and at least one Nascime Director nominated by DOV, at least two of whom shall be resident in Ireland.

                                    CLAUSE 8

                      DIRECTION OF RESEARCH AND DEVELOPMENT

8.1. The Management Committee shall be responsible for, INTER ALIA, devising, implementing and reviewing strategy for the Business and, in particular, devising Nascime's strategy for research and development in relation to the Products in the Field and to monitor and supervise the implementation of such strategy. for research and development.

8.2. The Nascime Directors shall appoint a management committee (the "MANAGEMENT COMMITTEE") to perform certain operational functions, such delegation to be consistent with the Nascime Directors' right to delegate powers pursuant to the Nascime Memorandum and Articles of Association. The Management Committee shall consist initially of four members, two of whom shall be nominated by the Nascime Director(s) designated by EIS and two of whom shall be nominated by the Nascime Directors designated by DOV, and each of whom shall be entitled to one vote in person or in proxy at any Management Committee meeting. The initial members shall be nominated by EIS and DOV as soon after the Effective Date as is practicable. The Nascime Directors shall be entitled to remove any of their nominees to the Management Committee and appoint a replacement in place of any nominees so removed. The number of individuals on the Management Committee may be altered if agreed to by the Nascime Directors provided that each of the Nascime Directors designated by EIS and DOV respectively shall be entitled to appoint an equal number of members to the Management Committee.

8.3. The Nascime Directors shall appoint a research and development committee (the "R&D Committee") which shall initially be comprised of four members, with an equal number being nominated by the Nascime Director(s) designated by EIS and two of whom shall be nominated by the Nascime Directors designated by DOV and each of whom shall have one vote in person or in proxy at any R&D Committee meeting during which research and development issues are discussed. The initial members of the R&D Committee shall be nominated by EIS and DOV as soon after the Effective Date as is practicable. The nominees of the EIS Nascime Directors to the Management Committee and the nominees of the DOV Nascime Directors to the Management Committee shall be entitled to remove any of their nominees to the R&D Committee and appoint a replacement in place of any nominees so removed. The number of members of the R&D Committee may be altered if agreed to by the Management Committee provided that each of Nascime Directors designated by EIS and DOV respectively shall be entitled to appoint an equal number of members to the R&D Committee.

8.4. The R&D Committee shall be responsible for the design and implementation of the Research and Development Programmes for Nascime and shall meet at regular intervals to monitor the progress of the Research and Development Programmes and to report on their progress to the Management Committee.

8.5. The Management Committee shall promptly report all significant developments to the Nascime Directors on the occurrence thereof and, in addition, shall report at quarterly intervals to the Nascime Directors. Any dispute or deadlock among the members of the Management Committee shall be referred by it to the Nascime Directors; provided that in determining such dispute or deadlock the provisions of Clause 17 shall be applicable.

8.6. In the event of any dispute among members of the R&D Committee, the R&D Committee shall refer such dispute to the Management Committee whose decision on the dispute shall be binding on the R&D Committee.

8.7. DOV and Elan shall provide such research and development services as may reasonably be required by Nascime in accordance with the provisions of the License Agreements. Nascime shall pay Elan and DOV for any research and development work carried out by them on behalf of Nascime at the end of each month during the Research and Development Programme, subject to the proper vouching of research and development work and expenses. An invoice shall be issued to Nascime by Elan or DOV, as applicable, by the 15th day of the month following the month in which work was performed. The payments by Nascime to Elan and DOV shall be calculated by reference to the costs incurred by Elan and DOV [***] in carrying out such research and development work, [***] . Research and development activities outsourced to third party providers shall be charged to Nascime at the amount invoiced by the third party without premium.

8.8. On not more than two times in each Financial Year, Elan and DOV shall permit Nascime or its duly authorised representative on reasonable notice and at any reasonable time during normal business hours to have access to inspect and audit the accounts and records of Elan and any other book, record, voucher, receipt or invoice relating to the calculation or the cost of the Research and Development Programme and to the accuracy of the reports which accompanied them. Any such inspection of Elan's or DOV's records, as the case may be shall be, at the expense of Nascime, except that if any such inspection reveals an overpayment in the amount paid to Elan or DOV, as the case may be, for the Research and Development Programme hereunder in any Financial Year of five percent (5%) or more of the amount actually due to Elan or DOV as the case may be, then the expense of such inspection shall be borne solely by Elan or DOV as the case may be instead of by Nascime. Any surplus over the sum properly payable by Nascime to Elan or DOV, as the case may be, shall be paid promptly by Elan or DOV, as the case may be, to Nascime. If such inspection reveals a deficit in the amount of the sum properly payable to Elan or DOV, as the case may be, by Nascime, Nascime shall pay the deficit to Elan or DOV, as the case may be.

8.9. Elan shall be responsible for the Controlled Release formulation development for the Products and shall provide the necessary resources and expertise to conduct such development. Elan shall conduct and be responsible for all formulation development, analytical testing, scale-up, process validation, manufacturing, stability testing, clinical trials materials generation and pilot and pivotal animal and human biopharmaceutical trials for the Products. Elan shall be paid by Nascime for such work in accordance with the provisions set forth in Clause 8.7.

8.10. DOV shall be responsible at its own cost for the collation and provision of all currently available data and information pertaining to chemistry, pharmacology, carcinogenicity, toxicology, safety, efficacy, handling and storage of the Compounds. DOV, at Nascime's cost pursuant to Clause 8.7, shall be responsible for any additional chemistry, pharmacology, carcinogenicity, toxicology, safety, efficacy, handling and storage of the Compounds and any further development as may be required to support the development of the Products, their testing in biopharmaceutical and Phase II human clinical trials and the filing and approval of IND and NDA submissions. DOV shall be primarily responsible for sourcing supplies of the Compounds for the manufacture of the Products and to conduct its part of the Research and Development Plan. DOV shall be paid by Nascime for such work in accordance with the provisions set forth in Clause 8.7.


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                                    CLAUSE 9

                          THE BUSINESS PLAN AND REVIEWS

9.1. Within [***] days of the Effective Date, Elan and DOV shall agree upon the Business Plan. Each Financial Year thereafter, the Nascime Directors shall meet to confirm, amend or restate the Business Plan for the following Financial Year.

9.2. Nascime shall diligently pursue the research and development of the Products insofar as is required to carry out the Business Plan and the Research and Development Plan.

9.3. The Participants agree that the Management Committee shall submit to the Nascime Directors on 15th May, 15th August, 15th November and 15th February or as soon as reasonably practicable thereafter in each Financial Year a report on the performance of the business and research and development activities of Nascime and the Nascime Directors shall hold such meeting as may be necessary to review the performance of Nascime against the Business Plan for the current Financial Year.

                                    CLAUSE 10

                            PROPERTY OWNERSHIP RIGHTS

10.1. Elan shall remain proprietor of the Elan Intellectual Property, which for the avoidance of doubt shall include the Elan Improvements.

10.2. DOV shall remain proprietor of the DOV Intellectual Property, which for the avoidance of doubt shall include the DOV Improvements.

10.3. All intellectual property, including know-how, arising out of the conduct of the Project by any Person, except to the extent such intellectual property constitutes DOV Intellectual Property or Elan Intellectual Property, shall constitute Nascime Intellectual Property.

10.4. Subject to the provisions of Clause 10.7 and this Clause 10.4, Nascime hereby grants to each of Elan and DOV a license to the Nascime Intellectual Property as follows:

            10.4.1. In circumstances where the Nascime Intellectual Property relates predominantly to the Elan Intellectual Property, Nascime hereby grants to Elan a worldwide, perpetual, fully-paid and royalty-free license, with the right to sublicense, to the Nascime Intellectual Property outside the Field on an as-is basis without recourse, representation or warranty whether express or implied, including warranties of merchantability or fitness for a particular purpose, or


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                                       27
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                        infringement of third party rights, and all such
                        warranties are expressly disclaimed.

            10.4.2. In circumstances where the Nascime Intellectual Property relates predominantly to the DOV Intellectual Property, Nascime hereby grants to DOV a worldwide, perpetual, fully-paid and royalty-free license, with the right to sublicense, to the Nascime Intellectual Property outside the Field on an as-is basis without recourse, representation or warranty whether express or implied, including warranties of merchantability or fitness for a particular purpose, or infringement of third party rights, and all such warranties are expressly disclaimed.

10.5. Solely for the purpose of and insofar as is necessary, in each case, to permit Elan to perform its obligations pursuant to this Agreement, Nascime hereby grants to Elan for the term of the Licenses a non-exclusive, worldwide, royalty-free, fully paid-up license (i) to use the Nascime Intellectual Property in the Field, and (ii) subject to the terms and conditions of the DOV License, a sublicense to use the DOV Intellectual Property in the Field.

10.6. Solely for the purpose of and insofar as is necessary, in each case, to permit DOV to perform its obligations pursuant to this Agreement, Nascime hereby grants to DOV for the term of the Licenses a non-exclusive, worldwide, royalty-free, fully paid-up license (i) to use the Nascime Intellectual Property in the Field, and (ii) subject to the terms and conditions of the Elan License Agreement, a sublicense to use the Elan Intellectual Property in the Field.

10.7. Nothing in this Agreement shall prevent DOV from developing or commercializing a product containing either of the Compounds for intravenous delivery provided that DOV complies with the provisions of this Clause 10.7. DOV shall be entitled to exploit the Nascime Intellectual Property and the DOV Intellectual Property to develop and commercialize one or more products containing either of the Compounds for intravenous delivery subject to the Parties negotiating a license agreement in good faith pursuant to which Nascime will grant DOV a license to the relevant portion of the Nascime Intellectual Property. The financial terms of the said license agreement shall have regard, inter alia, to:

            10.7.1. the amount of monies expended by Nascime in developing the Nascime Intellectual Property and the DOV Intellectual Property;

            10.7.2. the materiality of the contribution of (i) the Nascime Intellectual Property and the (ii) DOV Intellectual Property generated at the cost of Nascime by comparison to the further research and development work to be conducted by DOV; and


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            10.7.3.     the financial return likely to be earned by DOV from the
                        proposed exploitation of the foregoing product(s).

                                    CLAUSE 11

                                  PATENT RIGHTS

11.1. Nascime shall permanently mark or otherwise use reasonable efforts to cause any third party to permanently mark all Products and/or the packaging therefor with such license or patent notices and in such manner as a Participant may reasonably request in writing prior to the sale or commercial use thereof.

11.2. The Participants shall be obliged to disclose promptly to Nascime inventions made by or on behalf of the Participant in connection with the performance of the Project, any patentable inventions and discoveries within the Elan Intellectual Property or the DOV Intellectual Property that relate to the Field and any patentable Improvements developed by or on behalf of the Participant.

11.3. The Parties shall discuss in good faith all material issues relating to filing, prosecution and maintenance of the Elan Patent Rights and the DOV Patent Rights (insofar as such Patents are of relevance to the Field) and any patentable inventions and discoveries within the Elan Intellectual Property and the DOV Intellectual Property that relate to the Field, and any patentable DOV Improvements or Elan Improvements. Subject to agreement to the contrary, the provisions of Clause 11.4 to Clause 11.14. shall be applicable.

11.4. Elan, at its expense, shall make a good faith effort (i) to secure the grant of any patent applications within the Elan Patent Rights that relate to the Field; (ii) to file and prosecute patent applications on patentable inventions and discoveries within the Elan Improvements that relate to the Field; (iii) to defend all such applications against third party oppositions; and (iv) to maintain in force any issued letters patent within the Elan Patent Rights that relate to the Field (including any letters patent that may issue covering any such Elan Improvements that relate to the Field). Elan shall have the right in its discretion to control such filing, prosecution, defence and maintenance provided that Nascime and DOV at their request shall be provided with copies of all documents relating to such filing, prosecution, defence and maintenance in sufficient time to review such documents and comment thereon prior to filing.

11.5. DOV, at its expense, shall make a good faith effort (i) to secure the grant of any patent applications within the DOV Patent Rights that relate to the Field; (ii) to file and prosecute patent applications on patentable inventions and discoveries within the DOV Improvements that relate to the Field; (iii) to defend all such applications against third party oppositions; and (iv) to maintain in force any issued letters patent within the DOV Patent Rights that relate to the Field (including any letters patent that may issue covering any such DOV Improvements that relate to the Field). DOV shall have the right in its discretion to control such filing, prosecution, defence and maintenance provided that Elan and Nascime at their request shall be provided with copies of all documents relating to such filing, prosecution, defence and maintenance in sufficient time to review such documents and comment thereon prior to filing.

11.6. In the event that a Party informs the other Parties that it does not intend to file patent applications on patentable inventions and discoveries within the DOV or Elan Intellectual Property as the case may be that relate to the Field in one or more countries in the Territory or fails to file such an application within a reasonable period of time, Nascime shall have the option at its expense to file and prosecute such patent application(s) in the joint names of Nascime and the Party not intending or failing to so file. Upon written request from Nascime, such Party shall execute all documents, forms and declarations and to do all things as shall be reasonably necessary to enable Nascime to exercise such option.

11.7. Nascime at its expense shall have the right but shall not be obligated (i) to file and prosecute patent applications on patentable inventions and discoveries within the Nascime Intellectual Property; (ii) to defend all such applications against third party oppositions; and (iii) to maintain in force any issued letters patent within the Nascime Patent Rights (including any patents that issue on patentable inventions and discoveries within the Nascime Intellectual Property). Nascime shall have the right to control such filing, prosecution, defence and maintenance provided that other Parties shall be provided with copies of all documents relating to such filing, prosecution, defence, and maintenance in sufficient time to review such documents and comment thereon prior to filing.

11.8. In the event that Nascime informs both Elan and DOV that it does not intend to file an application on the Nascime Intellectual Property in or outside the Field, Elan shall have the right to file and prosecute such patent applications on inventions that Elan invents solely or which relate predominantly to the Elan Intellectual Property, and DOV shall have the right to file and prosecute such patent applications on inventions which DOV invents solely or which relate predominantly to the DOV Intellectual Property, and Elan and DOV agree to negotiate in good faith on the course of action to be taken with respect to joint inventions.

11.9. The Parties shall promptly inform each other in writing of any alleged infringement of any patents within the Elan Patent Rights, the DOV Patent Rights or the Nascime Patent Rights or any alleged misappropriation of trade secrets within the Elan Intellectual Property, the DOV Intellectual Property or the Nascime Intellectual Property by a third party of which it becomes aware and provide the others with any available evidence of such infringement or misappropriation.


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11.10.      Nascime shall have the right to prosecute at its own expense and for its own benefit any infringements of the Elan Patent Rights and the DOV Patent Rights or misappropriation of the Elan Intellectual Property and the DOV Intellectual Property, insofar as such infringements or misappropriation relate solely to the Field. In the event that Nascime takes such action, Nascime shall do so at its own cost and expense. At Nascime's request, the Parties shall cooperate with such action. Any recovery remaining after the deduction by Nascime of the reasonable expenses (including attorney's fees and expenses) incurred in relation to such infringement proceeding shall belong to Nascime. Should Nascime decide not to pursue such infringers, within a reasonable period but in any event within twenty (20) days after receiving written notice of such alleged infringement or misappropriation, each other Party may in its discretion initiate such proceedings in its own name, at its expense and for its own benefit, and at such Party's request, Nascime shall cooperate with such action. Alternatively, the Parties may agree to institute such proceedings in their joint names and shall reach agreement as to the proportion in which they shall share the proceeds of any such proceedings, and the expense of any costs not recovered, or the costs or damages payable to the third party. If the infringement of the Elan Patent Rights or the DOV Patent Rights affects both the Field as well as other products being developed or commercialized by DOV or Elan or its commercial partners outside the Field, DOV or Elan shall endeavor to agree as to the manner in which the proceedings should be instituted and as to the proportion in which they shall share the proceeds of any such proceedings, and the expense of any costs not recovered, or the costs or damages payable to the third party.

11.11. Nascime shall have the first right but not the obligation to bring suit or otherwise take action against any alleged infringement of the Nascime Patent Rights or alleged misappropriation of the Nascime Intellectual Property. If any such alleged infringement or misappropriation occurs that gives rise to a cause of action both inside and outside the Field, Nascime, in consultation with the other Parties, shall determine the cause of action to be taken. In the event that Nascime takes such action, Nascime shall do so at its own cost and expense and all damages and monetary award recovered in or with respect to such action shall be the property of Nascime. Nascime shall keep Elan and DOV informed of any action in a timely manner so as to enable DOV and Elan to provide input in any such action and Nascime shall reasonably take into consideration any such input. At Nascime's request, the Parties shall cooperate with any such action at Nascime's cost and expense.

11.12. In the event that Nascime does not bring suit or otherwise take action against all infringement of the Nascime Patent Rights or misappropriation of the Nascime Intellectual Property (i) if only one Party determines to pursue such suit or take such action at its own cost and expense, it shall be entitled to all damages and monetary award recovered in or with respect to such action and (ii) if the other Parties pursue such suit or action outside of Nascime, they shall negotiate in good faith an appropriate allocation of costs, expenses and recovery amounts.


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11.13.      In the event that a claim is or proceedings are brought against
            Nascime by a third party alleging that the sale, distribution or use of a Product in the Territory or use of the Elan Intellectual Property, the DOV Intellectual Property, or the Nascime Intellectual Property as the case may be, infringes the intellectual property rights of such party, Nascime shall promptly advise the other Parties of such threat or suit.

11.14. Nascime shall indemnify, defend and hold harmless Elan or DOV, as the case may be, against all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys fees) relating directly or indirectly to all such claims or proceedings referred to in Clause 11.13, provided that Elan or DOV, as the case may be, shall not acknowledge to the third party or to any other person the validity of any claims of such a third party, and shall not compromise or settle any claim or proceedings relating thereto without the prior written consent to Nascime, not to be unreasonably withheld or delayed. At its option, Elan or DOV, as the case may be, may elect to take over the conduct of such proceedings from Nascime provided that Nascime's indemnification obligations shall continue; the costs of defending such claim shall be borne by Elan or DOV, as the case may be and such Party shall not compromise or settle any such claim or proceeding without the prior written consent of Nascime, such consent not to be unreasonably withheld or delayed.


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                                    CLAUSE 12

                            EXPLOITATION OF PRODUCTS

12.1. Nascime shall diligently pursue the research, development, prosecution and commercialization of the Products, as provided in the Business Plan. In order to commercialize the Products, Nascime shall use commercially reasonable efforts to obtain, or have obtained for Nascime, marketing approval in such countries in the Territory as is determined by the Business Plan. It may be necessary to file an NDA and perform clinical testing in more than one country. The strategy for the registration and the commercialisation of the Products shall be determined by the Nascime Directors.

12.2. At any time during the development of the Products, Nascime may, subject to the provisions of this Agreement, the Elan License Agreement and the DOV License Agreement, license the marketing rights to the Products to one or more marketing partners, or otherwise commercialize the Products under an alternative strategy to be agreed upon by Elan and DOV. Nascime shall be responsible for negotiating with third parties commercially reasonable terms (e.g. royalties, milestones, fees, profit sharing, manufacturing rights, supply terms etc.) for the rights to be granted, but shall do so under the commercial strategy agreed with Elan and DOV and shall keep Elan and DOV informed throughout the negotiation process.

12.3. [***], for the term of the Elan License Agreement and the DOV License Agreement ("OPTION PERIOD"), if Nascime wishes to commercialize the marketing, sale or distribution of one or both of the Products with or through a third party in all or part of the Territory, Elan shall have an option to negotiate in good faith the terms of such nature of marketing arrangement that Nascime wishes to pursue with a third party for all or part of the Territory as is applicable. The option shall be exercised if (i) Elan notifies Nascime in writing that it wishes to enter into negotiations referred to in this Clause 12.3, or (ii) in the event that Nascime bona fide intends to market one or both of the Products with a third party (for the purpose of this Clause 12.3, DOV shall be considered a third party) in relation to all or part of the Territory, Nascime notifies Elan in writing that it wishes Elan to elect to enter into negotiations referred to in this Clause 12.3 and Elan notifies Nascime in writing within twenty days of such notification that it wishes to enter into negotiations to negotiate a marketing arrangement.

12.4. If Nascime and Elan do not reach agreement on the terms of such an agreement within three (3) months of commencing such negotiations, then Nascime shall be free to offer third parties terms to develop, purchase, license, distribute, co-market, or co-promote such product which, when taken as a whole, are more favorable to Nascime than the principal terms of the last written proposal offered to Nascime by Elan, and by Nascime to Elan, as the case may be, in the applicable part of the Territory. Prior to entering into such an agreement with a third party, Nascime shall promptly notify Elan, in writing and


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            in confidence, of the principal terms of such agreement. If Elan notifies Nascime within [***] of such notice, that such terms offered to a third party, when taken as a whole, are less favorable to Nascime than those previously offered by Elan, then Nascime and Elan shall have an additional [***] days to discuss why such terms are or are not less favorable. If the Participants do not agree within such [***] day period that such terms are not less favorable, then such issue shall be immediately referred to an independent certified public accounting firm acceptable to both Participants which shall resolve such disagreement within [***] of the referral to said firm. If the Participants do not agree within [***] period on the identity of an independent certified public accounting firm acceptable to the Parties, then each Party shall nominate an independent certified public accounting firm, which independent certified public accounting firms shall between them select an independent certified public accounting firm acceptable to such independent certified public accounting firms. If the Participants agree, or it is reasonably determined by the independent certified public accounting firm that the terms, when taken as a whole, are less favorable to Nascime than Elan's final proposal to Nascime, or Nascime's final proposal to Elan, as the case may be, then Nascime shall be obliged to accept the Elan proposal to Nascime; provided that Elan shall have [***] to finally accept or reject the proposal. If accepted by Elan, the Participants shall negotiate in good faith a final marketing agreement. If the option is exercised by Elan within the Option Period, the restrictions set out in this paragraph shall expire [***] after the option is exercised by Elan.

12.5. The provisions of Clause 20 shall not apply to a dispute arising pursuant to Clause 12.

12A         REGULATORY APPROVALS

12A.1. Subject to determination by Nascime that one or more NDAs and/or regulatory approvals should be owned by a commercial partner of Nascime such as a sublicensee, regulatory approvals related to the Products shall be prosecuted and owned by Nascime and any and all NDAs and other applications for regulatory approval filed hereunder for any Product shall remain the property of Nascime, provided that Nascime shall allow Elan and DOV access thereto to enable Elan and DOV to fulfil their respective obligations and exercise their respective rights under this Agreement and the License Agreements. Nascime shall maintain such NDAs at its own cost.

12A.2. During all NDA registration procedure, each Party shall keep the other Parties promptly and fully advised of such Party's registration activities, progress and procedures. Each Party shall inform the other Parties of any dealings such Party has with the FDA or ORA and shall furnish the other Party with copies of all correspondence. The Parties shall collaborate in relation to obtaining any approval of the FDA or ORA for final approved labelling.


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12A.3.      Nascime shall at its sole cost file and shall use its reasonable best efforts to prosecute to approval the NDAs for the Products in the Territory.

12A.4. Nascime shall indemnify and hold harmless each of DOV and Elan, their agents and employees from and against all claims, damages, losses, liabilities and expenses to which either Elan, or DOV or their respective employees, agents, partners, officers and directors may become subject related to or arising out of Nascime's bad faith, negligence or intentional misconduct in connection with the filing or maintenance of the NDAs.

                                    CLAUSE 13

                                 NON-COMPETITION

13.1. During the term of the DOV License, DOV and its Affiliates shall not compete with Nascime by developing or commercializing (including without limitation licensing, sublicensing DOV's interests and entitlements under the ACY Agreement, manufacturing or marketing) a product with the same active ingredient as one of the Compounds subject to the following:

            13.1.1. If DOV acquires know-how or patent rights relating to the Field, or if DOV acquires or merges with a third party entity that has know-how or patent rights relating to the Field, DOV shall offer to license such know-how and patent rights to Nascime (subject to existing contractual obligations), on commercially reasonable terms on an arm's length basis. If Nascime determines that Nascime should not acquire such license, DOV shall be free to fully exploit such know-how and patent rights, without the DOV Intellectual Property then licensed to Nascime, whether inside or outside the Field and to grant to third parties licenses and sublicenses with respect thereto.

            13.1.2.     The provisions of Clause 6.5.

            13.1.3. Nothing in this Agreement shall prevent DOV from developing or commercializing a product containing either of the Compounds for intravenous delivery, subject to the provisions of Clause 10.7.

13.2.       [***]

                                    CLAUSE 14


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                        TECHNICAL SERVICES AND ASSISTANCE

14.1 Whenever commercially and technically feasible, Nascime shall contract with DOV or Elan, as the case may be, to perform such other services as Nascime may require, other than those specifically dealt with in the License Agreements. In determining whether Elan or DOV should provide such services, the Management Committee shall take into account the respective infrastructure, capabilities and experience of Elan and DOV.

14.2 Nascime shall if appropriate conclude an administrative support agreement with Elan and/or DOV on such terms as the Parties thereto shall in good faith negotiate. The management services required shall include one or more of the following management services which shall be requested by Nascime:

            14.2.1.     accounting, financial and other services;

            14.2.2.     tax services;

            14.2.3.     insurance services;

            14.2.4.     human resources services;

            14.2.5.     legal and company secretarial services;

            14.2.6.     patent and related intellectual property services; and

            14.2.7. all such other services consistent with and of the same type as those services to be provided pursuant to this Agreement, as may be required.

            The foregoing list of services shall not be deemed exhaustive and may be changed from time to time upon written request by Nascime.

14.3. Subject to further agreement between the Participants, the Participants agree that each Participant shall effect and maintain comprehensive general liability insurance in respect of all clinical trials and other activities performed by them on behalf of Nascime. The Participants and Nascime agree to ensure that the industry standard insurance policies shall be in place for all activities to be carried out by Nascime. In the event that the Participant concerned incurs additional insurance in respect of clinical trials conducted for and on behalf of Nascime, such additional charges shall be reimbursed by [***] pursuant [***].

14.4.1 If Elan or DOV so requires, DOV or Elan, as the case may be, shall receive, at times and for periods mutually acceptable to the Parties, employees of the other (such employees to be acceptable to the receiving Party in the matter of qualification and


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                                       36
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            competence) for instruction in respect of the Elan Intellectual
            Property or the DOV Intellectual Property, as the case may be, as is necessary to further the Research and Development Programmes.

14.4.2. The employees received by Elan or DOV, as the case may be, shall be subject to obligations of confidentiality no less stringent than those set out in Clause 22 and such employees shall observe the rules, regulations and systems adopted by the party receiving the said employees for its own employees or visitors.

                                    CLAUSE 15

                      MANUFACTURING AND SUPPLY ARRANGEMENTS

15.1. It is the expectation of the Parties that Nascime shall enter into a supply agreement with Elan to allow for the commercial production of the Products on behalf of Nascime. Any such supply agreement shall be negotiated and agreed by the Parties not later than the date of termination of Phase II (as such term is commonly used in connection with FDA applications) of the research and development programme for a Product. The terms of the supply agreement shall be on commercial terms, and shall be negotiated in good faith by the Parties.


                                       37
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                                    CLAUSE 16

                      AUDITORS; BANKERS; REGISTERED OFFICE
                 ACCOUNTING REFERENCE DATE; SECRETARY; COUNSEL.

16.1 Unless otherwise agreed by the Participants and save as may be provided to the contrary herein:

            16.1.1. the auditors of the Company shall be KPMG whose engagement shall have due regard to the reasonable requirements of DOV with regard to preparation and audit of the consolidated financial statements of DOV;

            16.1.2. the bankers of the Company shall be the Bank of Bermuda or such other bank as may be mutually agreed from time to time;

            16.1.3. the accounting reference date of the Company shall be 31 December in each Financial Year; and

            16.1.4. the secretary of the Company shall be such Person as may be appointed by the Company Directors from time to time.

16.2 Unless otherwise agreed by the Participants and save as may be provided to the contrary herein:

            16.2.1. the auditors of Nascime shall be KPMG whose engagement shall have due regard to the reasonable requirements of DOV with regard to preparation and audit of the consolidated financial statements of DOV;

            16.2.2. the bankers of Nascime shall be the Bank of Ireland or such other bank as may be mutually agreed from time to time;

            16.2.3. the accounting reference date of Nascime shall be 31 December in each Financial Year; and

            16.2.4. the secretary of Nascime shall be Matsack Trust Limited or such other Person as may be appointed by the Nascime Directors from time to time.


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                                    CLAUSE 17

                           SHARE RIGHTS AND DIRECTORS

17.1. The Participants agree that the "A" Shares and the "B" Non-Voting Shares shall be separate classes of shares and, save only as provided in Clauses 17.2 and 17.3, shall rank PARI PASSU in all respects and shall carry the respective rights to dividends and be subject to the restrictions on the transfer and distribution of assets provided in the Company Memorandum of Association and as set forth in this Agreement.

17.2. Save the right of EIS to nominate a Company Director pursuant to Clause 7.1, the Participants agree that the "B" Non-Voting Shares shall not carry voting rights in the Company. The "B" Non-Voting Shares will not carry a right to the payment to dividends or other distributions of the Company.

17.3. The Participants and Company hereby agree that EIS shall at all times, upon 7 days' prior written notice to the company secretary of Company, be entitled to redesignate and convert the "B" Non-Voting Shares issued by the Company to EIS hereunder:

            17.3.1 as "B" Non-Voting Shares ranking PARI PASSU in all respects with the "A" Shares issued by the Company to DOV hereunder, including as to voting rights in the Company and the right to the payment of dividends and other distributions of the Company;

            17.3.2 as "B" voting Shares ranking PARI PASSU in all respects with the "A" Shares issued by the Company to DOV hereunder (including as to voting rights in the Company) but without having the right to the payment of dividends and other distributions of the Company; or

            17.3.3 as "B" Non-Voting Shares ranking PARI PASSU in all respects with the "A" Shares issued by the Company to DOV hereunder (including the right to the payment of dividends and other distributions of the Company) but without having voting rights in the Company.

                                    CLAUSE 18

                    MATTERS REQUIRING PARTICIPANTS' APPROVAL

18.1 Subject to the provisions of Clause 18.2, in consideration of DOV and Elan agreeing to enter into the License Agreements, the Parties hereby agree that neither the Company nor Nascime or any other Subsidiary of the Company shall without the prior approval of each of the Participants:

            18.1.1.     engage in any activity other than the Business;

            18.1.2. sell the principal assets, undertaking or Business of the Company or Nascime;

            18.1.3. create any fixed or floating charge, lien (other than a lien arising by operation of law) or other Encumbrance over the whole or any part of the undertaking, property or assets of the Company or Nascime or of any other Subsidiary, except for the purpose of securing the indebtedness of the Company or Nascime to its bankers for sums borrowed in the ordinary and proper course of the Business;

            18.1.4. borrow any sum (except from the Company's or Nascime's bankers in the ordinary and proper course of the Business) in excess of a maximum aggregate sum outstanding at any time of [***];

            18.1.5. make any loan or advance or give any credit (other than normal trade credit) in excess of [***] to any Person, except for the purpose of making deposits with bankers;

            18.1.6. give any guarantee or indemnity to secure the liabilities or obligations of any Party other than those which it is usual to give in the ordinary course of a business similar to the Business;

            18.1.7. sell, transfer, lease, assign, or otherwise dispose of part of the undertaking, property and/or assets other than stock or assets (or any interest therein) which are surplus to the requirements of the Company or Nascime or any other Subsidiary, or contract so to do where the value of the undertaking property and/or assets exceed [***];

            18.1.8. enter into any contract, arrangement or commitment involving expenditure on capital account or the realisation of capital assets if the amount or the aggregate amount of such expenditure or realisation by the Company or Nascime and all of the other Subsidiaries of the Company would exceed [***] in any one year or in relation to any one project, and for the purpose of this paragraph the aggregate amount payable under any agreement for hire, hire purchase or purchase on credit sale or conditional sale terms shall be deemed to be capital expenditure incurred in the year in which such agreement is entered into;

            18.1.9. issue any unissued Shares or create or issue any new shares (including a split of the Shares), except as expressly permitted by the Company Memorandum and Articles of Association or by the Nascime Memorandum and Articles of Association;


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            18.1.10.    subject to the provisions of Clause 17.3 alter any
                        rights attaching to any class of share in the capital of the Company or Nascime or alter the Company Memorandum and Articles of Association or the Nascime Memorandum and Articles of Association;

            18.1.11. consolidate, sub-divide or convert any of the Company's or Nascime share capital or in any way alter the rights attaching thereto;

            18.1.12. dispose of Nascime or of any shares in Nascime, or create, acquire or dispose of any other Subsidiary or of any shares in any other Subsidiary;

            18.1.13. enter into any partnership or profit sharing agreement with any Person other than arrangements with trade representatives and similar Persons in the ordinary course of business;

            18.1.14. do or permit or suffer to be done any act or thing whereby the Company or Nascime may be wound up (whether voluntarily or compulsorily), save as otherwise expressly provided for in this Agreement;

            18.1.15. issue any debentures or other securities convertible into shares or debentures or any share warrants or any options in respect of Shares or shares in Nascime;

            18.1.16. enter into any contract or transaction except in the ordinary and proper course of the Business on arm's length terms;

            18.1.17. acquire, purchase or subscribe for any shares, debentures, mortgages or securities (or any interest therein) in any company, trust or other Person;

            18.1.18. adopt any employee benefit programme or incentive schemes;

            18.1.19. engage any new employee at remuneration which could exceed the rate of [***] per annum;

            18.1.20. pay any remuneration to the Company Directors or the Nascime Directors by virtue of holding such office other than Directors or Nascime Directors who hold executive office;

            18.1.21. licence or sub-licence any of the Elan Intellectual Property, DOV Intellectual Property, Nascime Intellectual Property;

            18.1.22. amend or vary the terms of the DOV Licence Agreement, the ACY Agreement or the Elan License Agreement;

            18.1.23. permit a person other than Nascime to own an IND, NDA or regulatory


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                        approval relating to the Product(s);

            18.1.24. change the authorised signatories on the Company or Nascime bank accounts; or

            18.1.25.    amend or vary the Business Plan or agree the Budget.

18.2. Upon the earlier of (i) four years from the Effective Date and (ii) the date, if any, on which the ownership of the "B" Non-Voting Shares by EIS or its Affiliates represents less than 80% of the "A" Shares owned by DOV or its Affiliates, assuming exercise of the Exchange Right, all action of the board of the Company Directors and the Nascime Directors shall require only a majority of directors (which majority need not include the EIS designee), except as provided in the next sentence. If during any Financial Year Nascime shall have incurred expenditure in excess of the budget agreed to by the Nascime Directors by more than [***]% of such agreed budgeted amount, any and all actions of the board of the Company Directors and the Nascime Directors shall require approval of EIS's designee and at least one of DOV's designees to the board of the Company Directors and the Nascime Directors, as the case may be, until such time as Nascime expenses for a Financial Year do not exceed the agreed budget by more than [***]%.

                                    CLAUSE 19

                        TRANSFER OF OR CHARGING OF SHARES

19.1 No Participant shall transfer any of its legal and/or beneficial interest in the Shares held by it to any other Person, other than to its Affiliates or other Persons in which that Participant or its Affiliates may have an interest, by contract, ownership of securities or otherwise, and that are in the nature of financing vehicles or similar entities for such Participant or its Affiliates.

19.2 No Participant shall, except with the prior written consent of the other Participant, create or permit to subsist any pledge, lien or charge over, or grant any option or other rights or dispose of any interest in, all or any of the Shares held by it (other than by a transfer of such Shares in accordance with the provisions of this Agreement) made by it to the Company unless any Person in whose favour any such pledge, lien, or charge is created or permitted to subsist or such option or rights are granted or such interest is disposed of shall be expressly subject to and bound by all the limitations and provisions which are embodied in this Agreement.


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                                    CLAUSE 20

                                    DISPUTES

20.1 Should any dispute or difference arise between Elan and DOV, or between Elan or DOV and the Company and/or Nascime, during the period that this Agreement is in force, other than a dispute or difference relating to (i) the interpretation of any provision of this Agreement, (ii) the interpretation or application of law, or
            (iii) the ownership of any intellectual property, then any Party may forthwith give notice to the other Parties that it wishes such dispute or difference to be referred to the chief executive officers of the Participants.

20.2 In any event of a notice being served in accordance with Clause 20.1, each of the Participants shall within 14 days of the service of such notice prepare and circulate to the chief executive officer of each Participant a memorandum or other form of statement setting out its position on the matter in dispute and its reasons for adopting that position. Each memorandum or statement shall be considered by the chief executive officers of the Participants who shall endeavour to resolve the dispute. If the chief executive officers of the Participants agree upon a resolution or disposition of the matter, they shall each sign a statement which sets out the terms of their agreement. The Participants agree that they shall exercise the voting rights and other powers available to them in relation to the Company to procure that the agreed terms are fully and promptly carried into effect.

20.3. Subject to the provisions of Clause 12.4, the chief executive officers of the Participants shall, if they are unable to resolve a dispute or difference when it is referred to them under Clause 20.1, refer the matter to an independent US based expert who is knowledgeable of the pharmaceutical/biotechnology/medical devices industries (the "EXPERT"). The Expert shall be selected by the presiding justice of the Supreme Court of the State of New York sitting in the County, City and State of New York (the "PRESIDING JUSTICE") or, if he should have a conflict of interest, by such other Person as such justice shall select, having assured himself as to such Person's independence. In each case, the Expert shall be selected having regard to his suitability to determine the particular dispute or difference on which he is being requested to determine. Unless otherwise agreed between the chief executive officers, the following rules shall apply to the appointment of the Expert. The fees of the Expert shall be shared equally between the Parties in dispute. The Expert shall be entitled to inspect and examine all documentation and any other material which he may consider to be relevant to the dispute. He shall afford each Party a reasonable opportunity (in writing or orally) of stating reasons in support of such contentions as each Party may wish to make relative to the matters under consideration. The Expert shall give notice in writing of his determination to the Parties within such time as may be stipulated in his terms of appointment or in the absence of such stipulation as soon as practicable but in any event within four weeks from the reference of the dispute or difference to him.

20.4. Any determination by the Expert of a dispute or difference shall not be final and binding on the Parties provided however that any determination by the Expert of a dispute or difference referred by the Parties pursuant to Clause 21.1.3. shall be final and binding on the Parties.

20.5. In the event that the Participants fail to resolve any dispute pursuant to this Clause 20, each Participant shall be entitled to offer to purchase all (but not some only) of the other Participant's Shares and the Participants shall for a period of sixty (60) days negotiate in good faith the terms of any such purchase.

                                    CLAUSE 21

                                   TERMINATION

21.1 For the purpose of this Clause 21, a "Relevant Event" is committed or suffered by Elan or DOV if:

            (i) it commits a material breach of its obligations under this Agreement or the applicable License Agreement and, in the case of a breach capable of remedy, fails to remedy it within 60 days of being specifically required in writing to do so by the other Participant; provided, that if the breaching Participant has proposed a course of action to rectify the breach and is acting in good faith to rectify same but has not cured the breach by the 60th day, such period shall be extended by such period as is reasonably necessary to permit the breach to be rectified;

            (ii) a distress, execution, sequestration or other process is levied or enforced upon or sued out against a material part of its property which is not discharged or challenged within 20 days;

            (iii) it is unable to pay its debts in the normal course of business;

            (iv) it ceases or threatens to cease wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the other Participant (such consent not to be unreasonably withheld);

            (v) the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of such Participant or over all or a substantial part of its assets under the law of any applicable jurisdiction, including without limit, the United States of America, Bermuda or Ireland;

            (vi) an application or petition for bankruptcy, corporate re-organisation, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland, is filed, and is not discharged within 60 days, or a Participant applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a Participant are for any reason seized, confiscated or condemned.

21.1.1 If either Participant commits or suffers a Relevant Event, the other Participant shall be entitled, within three months of its becoming aware of the occurrence of the Relevant Event, to require the defaulting Participant (the "RECIPIENT PARTICIPANT") to sell on reasonable terms of payment to the non defaulting Participant (the "PROPOSING PARTICIPANT") all (but not some only) of the Shares, held or beneficially owned by the Recipient Participant for an amount equal to [***]% of the fair market value of the Shares of the Recipient Participant.

21.1.2 In the case of Clause 21.1.1, the Proposing Participant shall notify the Recipient Participant of the exercise of this option by delivering written notice to the Recipient Participant stating that the option is exercised and the price at which the Proposing Participant is willing to purchase the Shares of the Recipient Participant.

21.1.3 In the event that the Participants do not agree upon a purchase price for the Financings within [***] following the receipt by the Recipient Participant of written notice from the Proposing Participant pursuant to Clause 21.1.2 above, the Proposing Participant may contact the Presiding Justice and request that an independent US-based arbitrator who is knowledgeable of the pharmaceutical/biotechnology industry be appointed within [***]. The Presiding Justice shall endeavour to select an arbitrator who is technically knowledgeable the pharmaceutical industry (and who directly and through his affiliates, has no business relationship with, or shareholding in, either the Proposing Participant or the Recipient Participant). Promptly upon being notified of his appointment, the Proposing Participant and the Recipient Participant shall submit to the arbitrator details of their assessment of the fair market value for the Shares of the Recipient Participant together with such information as they think necessary to validate their assessment. The arbitrator shall notify the Recipient Participant of the fair market value assessed by the Proposing Participant (the "PROPOSING PARTICIPANT PRICE") and shall notify the Proposing Participant of the fair market value assessed by


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                                       45
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            the Recipient Participant (the "RECIPIENT PARTICIPANT PRICE"). The
            Proposing Participant and the Recipient Participant shall then be entitled to make further submissions to the arbitrator within [***] explaining why the Recipient Participant Price or the Proposing Participant Price, as the case may be, is unjustified. The arbitrator shall thereafter meet with the Proposing Participant and the Recipient Participant and shall thereafter choose either the Recipient Participant Price or the Proposing Participant Price (but not any other price) as the purchase price for the Shares (the "PURCHASE PRICE") on the basis of which price he determines to be closer to the fair market value for the Shares of the Recipient Participant. The arbitrator shall use his best efforts to determine the Purchase Price within [***] of his appointment. The Proposing Participant and the Recipient Participant shall bear the costs of the arbitrator equally provided that the arbitrator may, in his discretion, allocate all or a portion of such costs to one Party. Any decision of the arbitrator shall be final and binding.

21.1.4 The Proposing Participant shall have [***] following the determination of the Purchase Price by the arbitrator to elect, whether or not, to proceed with its option to purchase the Shares of the Recipient Participant.

21.1.5 The Shares of the Recipient Participant so transferred shall be sold by the transferor as beneficial owner with effect from the date of such transfer free from any lien, charge or encumbrance with all rights attaching thereto. If the Proposing Participant elects to purchase the Shares of the Recipient Participant, the Shares of the Recipient Participant shall be sold by the Recipient Participant as beneficial owner for a price equal to [***]% of the Purchase Price with effect from the date specified by the Proposing Participant in its notice of election free from any lien, charge or encumbrance together with all rights attaching thereto.

21.2. Upon termination of the Licenses, or cessation of business by the Company or the dissolution or winding up of the Company or Nascime, or the Company's or Nascime's inability to pay its debts as they fall due or the Company or Nascime otherwise becomes insolvent, or a receiver is appointed over all or a significant part of the assets of the Company or Nascime, or an examiner is appointed to the Company or Nascime:

            21.2.1. subject to Clause 21.2.4, all rights licensed by Elan to the Elan Intellectual Property shall terminate;

            21.2.2. subject to Clause 21.2.4, all rights licensed by DOV to the DOV Intellectual Property shall terminate;

            21.2.3. subject to Clause 21.2.4 and to such license, if any, granted by or Nascime to DOV pursuant to the provisions of Clause 6.5 and/or Clause 10.7, and to such


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                                       46
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                        license, if any, granted by or Nascime to Elan pursuant
                        to the provisions of Clause 6.6, all rights to Nascime Intellectual Property and any other technology, patents and know-how belonging to or Nascime shall be transferred to and be jointly owned by Elan and DOV. Elan shall have the right to exploit and commercialize, including the right to grant sub-licenses, the Nascime Intellectual Property which relates predominantly to the Elan Intellectual Property. DOV shall have the right to exploit and commercialize, including the right to grant sub-licenses, the Nascime Intellectual Property which relates predominantly to the DOV Intellectual Property. In the event of a dispute arising pursuant to this Clause 21.2.3, Elan and DOV agree to negotiate in good faith on the course of action to be taken with respect to determining their respective entitlements pursuant to this Clause 21.2.3; and

            21.2.4. the rights of permitted third party sublicensees in and to the Elan Intellectual Property and the DOV Intellectual Property shall survive the termination of the license and sublicense agreements granting said intellectual property rights to Nascime, Nascime and Elan and DOV shall in good faith agree upon the form most advantageous to Elan and DOV in which the rights of Nascime under any such sublicenses are to be held (which form may include continuation of Nascime solely as the holder of such licenses or assignment of such rights to a third party or parties, including an assignment to both Elan and DOV). Any sublicense agreement between Nascime and such permitted sublicensee shall permit an assignment of rights by Nascime to both Elan and DOV and shall contain appropriate confidentiality provisions.

                                   CLAUSE 22

                                 CONFIDENTIALITY

22.1 The Participants, the Company and Nascime stipulate that it may be necessary, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, works of authorship, trade secrets, specifications, designs, data, know-how and other information, relating to the Field, the Products, processes, and services of the disclosing Party.

22.2 The Participants, the Company and Nascime stipulate that the information to be disclosed by DOV and Elan to the Company may include trade secrets, know-how and other proprietary information and data regarding the Products or the Technologies. The foregoing shall be referred to collectively as "CONFIDENTIAL INFORMATION". Any Confidential Information revealed by a Party to another Party shall be used by the receiving Party exclusively for the purposes of fulfilling the receiving Party's rights and obligations under this Agreement, and for no other purpose.

22.3 Each Party shall disclose Confidential Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party's obligations under this Agreement. Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their consent hereto as a condition of receiving Confidential Information. Each Party shall exercise the same degree of care, but in no event less than a reasonable degree, and protection to preserve the proprietary and confidential nature of the Confidential Information disclosed by a Party, as the receiving Party would exercise to preserve its own proprietary and confidential information. Each Party shall, upon request of a Party, return all documents and any copies thereof containing Confidential Information belonging to or disclosed by, such Party.

22.4 Notwithstanding the above, each Party may use or disclose Confidential Information disclosed to it by another Party to the extent such use or disclosure is reasonably necessary to file or prosecute patent applications, prosecute or defend litigation, comply with patent applications, prosecute or defend litigation, comply with applicable governmental regulations or otherwise submit information to tax or other governmental authorities, conduct clinical trials, or make a permitted sub-license or otherwise exercise its rights hereunder; provided, that if a Party is required to make any such disclosure of the other Party's Confidential Information, other than pursuant to a written confidentiality agreement, such Party shall inform the recipient of the terms and provisions of this Agreement and their duties hereunder and to obtain their consent hereto as a condition of necessary and Confidential Information.

22.5 Any breach of this Clause 22 by any Persons informed by one of the Parties is considered a breach by the Party itself.

22.6.       Confidential Information shall be deemed not to include:

            22.6.1.     information that is in the public domain;

            22.6.2. information that is made public through no breach of this Agreement;

            22.6.3.     information that is independently developed by a Party;

            22.6.4. information that becomes available to a Party on a non-confidential basis, whether directly or indirectly, from a source other than another Party, which source, to the best of the Party's knowledge, did not acquire this information on a confidential basis; or

            22.6.5. information which the receiving Party is required to disclose pursuant to:

                        22.6.5.1. a valid order of a court or other governmental body or any political


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                                    subdivision thereof or otherwise required by
                                    law; or

                        22.6.5.2.   other requirement of law;

                        provided, that if the receiving Party becomes legally required to disclose any confidential information, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or other appropriate remedy concerning any such disclosure. The receiving Party shall fully cooperate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required.

22.7. The provisions relating to confidentiality in this Clause 22 shall remain in effect during the term of this Agreement and for a period of [***] following the expiration or earlier termination of this Agreement.

22.8. The Participants agree that the obligations of this Clause 22 are necessary and reasonable in order to protect the Participants' respective businesses, and each Party agrees that monetary damages would be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein. Accordingly, the Participants agree that any such violation or threatened violation shall cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, any Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Clause 23, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.

                                    CLAUSE 23

                              PARTICIPANTS' CONSENT

23.1 Where this Agreement provides that any particular transaction or matter requires the consent, approval or agreement of any Participant, such consent, approval or agreement shall be given in writing and to the extent such consent, approval or agreement is given upon terms and conditions agreed to in a writing signed by both Participants, such written terms and conditions shall operate as an amendment of this Agreement.

                                    CLAUSE 24

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                               PARTICIPANTS' BOUND

24.1. The Company undertakes with each of the Participants to be bound by and comply with the terms and conditions of this Agreement insofar as they relate to the Company.

                                    CLAUSE 25

                                      COSTS

25.1 Each Participant shall bear its own legal and other costs incurred in relation to preparing and concluding this Agreement and the related agreements and other documents.

25.2 All other costs, legal fees, registration fees and other expenses relating to the transactions contemplated hereby, including the costs and expenses incurred in relation to the incorporation of the Company, shall be borne by the Company.

                                    CLAUSE 26

                                     GENERAL

26.1        Good Faith

            Each of the Parties hereto undertakes with the others to do all things reasonably within its power that are necessary or desirable to give effect to the spirit and intent of this Agreement.

26.2        Further Assurance

            The Parties shall use reasonable efforts to procure that any necessary third party shall do, execute and perform all such further deeds, documents, assurances, acts and things as any of the Parties hereto may reasonably require by notice in writing to the others to carry the provisions of this Agreement into full force and effect.

26.3        No Representation

            Each of the Parties hereto hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein.


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

26.4        Force Majeure

            No Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including without limitation, acts of God, fires, strikes, acts of war, or intervention of any relevant government authority, but any such delay or failure shall be remedied by such Party as soon as practicable.

26.5        Relationship of the Participants

            Nothing contained in this Agreement is intended or is to be construed to constitute Elan and DOV as partners, or Elan as an employee or agent of DOV, or DOV as an employee or agent of Elan. No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of another Party or to bind another Party to any contract, agreement or undertaking with any third party.

26.6        Counterparts

            This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

26.7        Notices

            Any notice to be given under this Agreement shall be sent in writing by registered or recorded delivery post or reputable overnight courier such as Federal Express or telecopied to:

                  Elan at:

                  Lincoln House, Lincoln Place, Dublin 2, Ireland

                  Attention:        Vice President
                  General Counsel
                  Elan Pharmaceutical Technologies,
                  a division of Elan Corporation, plc
                  Telephone:        353 1 709 4000
                  Fax:              353 1 662 4960

                  with a copy to:

                  Brock Silverstein McAuliffe LLC
                  One Citicorp Center, 56th Floor

                  New York, NY 10022
                  Attention:  David Robbins, Esq.
                  Telephone         212 371 2000
                  Fax:              212 371 5500

                  Elan International Services, Limited
                  102 St. James Court
                  Flatts
                  Smiths, FL04
                  Bermuda.
                  Attention : President
                  Telephone         441 292 9169
                  Fax:              441 292 2224

                  with a copy to:

                  Brock Silverstein McAuliffe LLC
                  One Citicorp Center, 56th Floor
                  New York, NY 10022
                  Attention:  David Robbins, Esq.
                  Telephone         212 371 2000
                  Fax:              212 371 5500

                  DOV at:

                  DOV Pharmaceutical, Inc.
                  One Parker Plaza
                  Fort Lee, NJ  07024
                  Attn: Chief Executive Officer

                  Telephone         201 461 2365
                  Fax:              201 947 6201

                  with a copy to:

                  Friedman Siegelbaum LLP
                  399 Park Avenue
                  20th Floor
                  New York, New York 10022
                  Attention:  J. Robert Horton, Esq.

                  Telephone         212 339 5918
                  Fax.              212 980 6991
                  the Company at:

                  Clarendon House,
                  2 Church Street,
                  Hamilton,
                  Bermuda,

                  Attention:        President
                  Telephone:        441 292 4720
                  Telefax:          441 299 4902

                  Nascime at:

                  30 Herbert Street
                  Dublin 2
                  Ireland
                  Attention:        President

                  Telephone:        353 1 619 9000
                  Telefax:          353 1 619 9010

            with a required copy to each of the Participants other than the Particpant, if any, serving the notice or to such other address(es) as may from time to time be notified by any Party to the others hereunder.

            Any notice sent by mail shall be deemed to have been delivered within three working days after dispatch or delivery to the relevant courier and any notice sent by telecopy shall be deemed to have been delivered within 24 hours of the time of the dispatch. Notices of change of address shall be effective upon receipt. Notices by telecopy shall also be sent by another method permitted hereunder.

26.8        Governing Law and Disputes

            This Agreement shall be governed by and construed in accordance with the laws of Ireland and the Parties agree to submit to the exclusive jurisdiction of the courts of Ireland for the resolution of disputes hereunder and the Parties hereby waive any and all defences of improper venue or that the forum is inconvenient.

26.9        Severability

            If any provision in this Agreement is agreed by the Parties to be, deemed to be or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

26.10       Amendments

            No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorised representative of all Parties.

26.11       Waiver

            No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

26.12       Headings

            The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the Parties. Except as otherwise provided herein, references to recitals, articles, paragraphs, clauses and appendices are to those contained in this Agreement.

26.13       Assignment

            None of the Parties shall be permitted to assign its rights or obligations hereunder without the prior written consent of the other Parties. Elan and/or DOV shall have the right to assign their rights and obligations hereunder to their Affiliates or other Persons with whom they have an interest, by contract, ownership of securities or otherwise, and that are in the nature of financing vehicles or similar entities for Elan or DOV as the case may be or its Affiliates, without the prior written consent of the other; provided further, that such assignment does not result in adverse tax consequences for any other Party. The Parties will discuss any assignment by them to an Affiliate or such other Persons prior to its implementation in order to avoid or reduce any additional tax liability to any other Party resulting solely from different tax law provisions applying after such assignment to an Affiliate. [***]

---------------
[***] Omitted pursuant to a request for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.

26.14       No Effect on Other Agreements

            No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between any of the Parties unless specifically referred to, and solely to the extent provided herein. In the event of a conflict between the provisions of this Agreement and the provisions of the License Agreements the terms of this Agreement shall prevail unless this Agreement specifically provide otherwise.

26.15       Successors

            This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and permitted assigns.

IN WITNESS whereof, the Parties hereto have executed this Agreement on the day first set forth above.

                                            SIGNED BY:_______________________

                                            for and on behalf of
                                            ELAN CORPORATION, PLC

in the presence of:__________________


                                            SIGNED BY:__________________________

                                            for and on behalf of
                                            ELAN INTERNATIONAL SERVICES, LTD.

in the presence of:__________________


                                            SIGNED BY:/s/ Arnold Lippa
                                                      --------------------------

                                            for and on behalf of
                                            DOV PHARMACEUTICAL, INC.

in the presence of:/s/ Nancy Westphal
                   -----------------------


                                            SIGNED BY: /s/ Arnold Lippa
                                                       -------------------------

                                            for and on behalf of
                                            DOV NEWCO, LTD.

in the presence of: /s/ Nancy Westphal
                   ---------------------


                                            SIGNED BY: /s/ Arnold Lippa
                                                       -------------------------

                                            for and on behalf of
                                            NASCIME LIMITED

in the presence of: /s/ Nancy Westphal
                   ---------------------

IN WITNESS whereof, the Parties hereto have executed this Agreement on the day first set forth above.

                                            SIGNED BY: /s/ Kevin Insley
                                                       -------------------------

                                            for and on behalf of
                                            ELAN CORPORATION, PLC

in the presence of:[Signature Illegible]
                   ---------------------

                                            SIGNED BY: /s/ Kevin Insley
                                                       -------------------------

                                            for and on behalf of
                                            ELAN INTERNATIONAL SERVICES, LTD.

in the presence of:[Signature Illegible]
                   ----------------------

                                            SIGNED BY:/s/ Arnold Lippa
                                                      --------------------------

                                            for and on behalf of
                                            DOV PHARMACEUTICAL, INC.

in the presence of:
                   ----------------------


                                            SIGNED BY:
                                                       -------------------------

                                            for and on behalf of
                                            DOV NEWCO, LTD.

in the presence of:
                   ---------------------


                                            SIGNED BY:
                                                       -------------------------

                                            for and on behalf of
                                            NASCIME LIMITED

in the presence of:
                   ---------------------

                                   SCHEDULE A

                                 SUBSCRIPTIONS

DOV   16,020 "A" Shares at US$1 per "A" Share

EIS   3,980 "B" Non-Voting Shares at US$1 per "B" Share

                                   SCHEDULE B

                             ELAN LICENSE AGREEMENT

                                   SCHEDULE C

                              DOV LICENSE AGREEMENT

                                       60